EXHIBIT 10.28	EXECUTION COPY

CIT GROUP / BUSINESS CREDIT, INC. 11 West 42d Street New York, New York 10036 Attn: Jeffrey Iervese

Rock of Ages Corporation

Carolina Quarries, Inc.

Pennsylvania Granite Corp.

Keith Monument Company LLC

Rock of Ages Memorials, Inc.

Sioux Falls Monument Co.

c/o Rock of Ages Corporation

772 Granitville Road

Barre, Vermont 05654

Attn: Chief Executive Officer

January 17, 2008

Ladies and Gentlemen:

We refer to that certain Amended and Restated Financing Agreement, dated as of October 24, 2007 (as renewed, amended, restated or supplemented from time to time, the "Financing Agreement"), by and among ROCK OF AGES CORPORATION ("ROA"), CAROLINA QUARRIES, INC. ("Carolina"), PENNSYLVANIA GRANITE CORP. ("Pennsylvania"), KEITH MONUMENT COMPANY LLC ("Keith"), ROCK OF AGES MEMORIALS, INC. ("Memorials"), SIOUX FALLS MONUMENT CO. ("Sioux Falls"; and together with ROA, Carolina, Pennsylvania, Keith and Memorials, each individually, a "Borrower" and collectively the "Borrowers"), each financial institution which now is or which hereafter becomes a party thereto as a lender (collectively, "Lenders" and each individually, a "Lender"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as a Lender, and as agent for Lenders (CIT, in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement. Keith, Memorials and Sioux Falls are collectively referred to hereunder as the "Sold Subsidiaries", and ROA, Carolina and Pennsylvania are collectively referred to hereunder as the "Continuing Borrowers").

The Borrowers have advised Agent that ROA intents to enter into (a) that certain stock purchase agreement dated as of the date hereof between ROA and PKDM Holdings, Inc. (the "Purchaser") (the "Stock Purchase Agreement"), pursuant to which ROA will sell and Purchaser will purchase all outstanding and issued shares of the capital stock of Memorials (the "Memorials Stock") in exchange for the "Purchase Price" as defined and specified therein (such sale and purchase, the "Stock Sale") and (b) an Authorized Retailer, Supply and License Agreement (the "Supply Agreement") with Purchaser pursuant to which ROA will appoint the Purchaser and the Sold Subsidiaries (the "Retailers") as the authorized retailers of ROA products. The Borrowers have requested that Agent and Lenders consent to the entry into, execution and delivery and performance of the Stock Purchase Agreement and the Supply Agreement by ROA and the performance by ROA of the transactions contemplated thereunder, specifically including the Stock Sale, and to the release of the Sold Subsidiaries from all Obligations under and liens and security interests granted pursuant to the Financing Documents and Agent and Lenders have agreed to give their consent to such requests on the terms and conditions set forth herein.

Therefore, with the foregoing incorporated by reference, in each case for good and sufficient consideration (the receipt of which is acknowledged by each), the parties hereto agree as follows:

1.

Consent to Stock Sale. Notwithstanding anything to the contrary contained in the Financing Agreement or any other Financing Document, specifically including Section 10(d) of the Financing Agreement, Agent and Lenders hereby consent, subject to the satisfaction of the conditions in the following sentence, to the entry into, execution and delivery and performance of the Stock Purchase Agreement and the Supply Agreement by ROA and the performance by ROA of the transactions contemplated thereunder, specifically including the Stock Sale, and agrees that the sale of the Memorials Stock to Purchaser shall be free and clear of all security interest, pledges and liens in favor of Agent and/or any Lender, all of which such securities interests, pledges and liens shall be deemed to be automatically terminated and released immediately upon satisfaction of the Effectiveness Conditions as defined in the following sentence without the necessity of any further action by any party (specifically including Agent or any Lender). However, the consents and agreements in the preceding sentence shall be effective only upon satisfaction of the following conditions (the "Effectiveness Conditions"): (i) title to all "Excluded Assets" (as that term is defined in the Stock Purchase Agreement) owned or held by the Sold Subsidiaries shall have been transferred to ROA and/or one of the other Continuing Borrowers, and executed documentation of such transfer has been delivered to the Agent and (ii) Agent shall have received immediately available funds in the amount of $7,716,604 representing the entire net proceeds of the Purchase Price payable under the Stock Purchase Agreement on the date hereof after all adjustments thereto to be applied as a payment of the principal balance of the Revolving Loans and/or the Term Loans outstanding under the Financing Agreement as provided below. For the purposes of the clause (ii) of the preceeding sentence, the "net proceeds of the Purchase Price" shall mean an amount equal to (x) the entire gross amount of the Purchase Price payable to ROA under the Stock Purchase Agreement upon the closing thereunder (as such Purchase Price may have been adjusted pursuant to the terms of the Stock Purchase Agreement) minus (y) any and all reasonable costs and expenses of ROA and the other Continuing Borrowers incurred in connection with the to the entry into, execution and delivery and performance of the Stock Purchase Agreement and the Supply Agreement by ROA and the performance by ROA of the transactions contemplated thereunder as disclosed by ROA to Agent prior to the closing on the Stock Purchase Agreement. The payment of the Obligations from the net proceeds of the Purchase Price shall be applied as follows: (x) the first $4,500,000 of such Purchase Price shall be applied to repayment of the principal balance outstanding under those Term Loans representing the Outstanding Term Loans with a balance as of the Closing Date with a principal balance of up to $17,500,000 on such Closing Date as described in clause (c) of paragraph 2 of Section 4 of the Financing Agreement and (y) the remaining $3,216,604 shall be applied to repayment of the principal balance outstanding under the Revolving Loans (with such proceeds applied first, to the repayment of the Revolving Loans accruing interest at a per annum rate based on the Chase Bank Rate, and second, after the repayment of all such Revolving Loans, to the repayment of the Revolving Loans accruing interests at a per annum rate based on Libor).

2.

Release of Sold Subsidiaries and the Assets Thereof. Notwithstanding anything to the contrary contained in the Financing Agreement or any other Financing Document, Agent and Lenders hereby agree that immediately upon satisfaction of the Effectiveness Conditions, the Sold Subsidiaries shall automatically be deemed to have been released from any and all indebtedness, obligations, liabilities, undertakings and duties of any and every kind and nature under the Financing Agreement and the other Financing Documents. Upon the release described in the preceding sentence, none of the references to the Borrowers or Companies contained in the Financing Documents, specifically including without limitation the Financing Agreement, shall be deemed for any purposes to refer to or include the Sold Subsidiaries. Without limiting the generality of the foregoing, such release provided for in the first sentence of this paragraph shall include a release by Agent and Lenders in favor of the Sold Subsidiaries from any and all joint or several liability for any Obligations (monetary or otherwise), including without limitation all existing and future loans (specifically including the Revolving Loans and the Term Loans, advances or Letter of Credit liabilities or any other liabilities and obligations incurred at any time by anyone or more of the Borrowers under the Financing Documents, provided, however, that this release of liability shall in no way be interpreted to effectuate a release of any kind with respect to any indebtedness, obligations, liabilities, undertakings and duties of any kind or nature of any Continuing Borrower with respect to the Financing Documents (specifically including the Obligations). Furthermore, immediately upon the effectiveness of the release provided for in this paragraph, Agent and Lender shall be deemed to have, automatically and without the necessity of any further action by any party (specifically including Agent or any Lender): (i) released and terminated any and all security interests, pledges and liens in any property or assets of the Sold Subsidiaries granted by the Sold Subsidiaries in favor of the Agent or Lender (specifically including any and all such security interest, pledges and liens granted by Memorials in any of the issued and outstanding shares of the capital stock of Keith and Sioux Falls, collectively together with the Memorials Stock, the "Released Stock") and (ii) authorized any Sold Subsidiary, the Purchaser and their respective attorneys and agents to file UCC-3 termination statements terminating of record any UCC-l financing statements filed of record in any jurisdiction by Agent or any Lender as secured party naming such Sold Subsidiary as debtor thereunder. However, notwithstanding anything to the contrary contained in the foregoing, the parties hereto acknowledge and agree that no liens on or security interests in any Excluded Assets (as that term is defined in the Stock Purchase Agreement) shall be deemed released by virtue of any other provisions of this letter agreement, and that all such Excluded Assets shall be deemed to have been transferred by the Sold Subsidiaries to ROA and/or the other applicable Continuing Borrowers subject to the liens thereon granted by Sold Subsidiaries under the Financing Documents immediately prior to the effectiveness of any of the releases provided for in this letter agreement. At any time from and after the effectiveness of the release provided for in this paragraph, Agent will cause to be executed and/or delivered to the Sold Subsidiaries any additional documents or instruments the Sold Subsidiaries may reasonably request in order to effectuate or evidence or otherwise give public notice of the releases and lien terminations provided for in this paragraph, and the Sold Subsidiaries shall be authorized to file any and all such releases and/or lien termination documents delivered by Agent hereunder with the appropriate filing offices, provided, however, that any and all such releases and/or documents shall be prepared, executed, delivered and recorded at Purchaser's expense.

3.

Return of the Released Stock. In furtherance of the foregoing, Agent has delivered all of the stock certificates representing all of the Released Stock that were delivered to Agent on the Closing Date (together with all instruments of transfer and/or stock powers relating thereto delivered to Agent on the Closing Date) to ROA's outside legal counsel, McLane Graf Raulerson & Middleton, Professional Association ("McLane"), in escrow. Immediately upon the satisfaction of the Effectiveness Conditions and the effectiveness of the releases provided for in Sections 1 and 2 above, McLane shall be authorized (automatically and without the necessity of any further action by any party (specifically including Agent or any Lender)) to release such stock certificates and related instruments of transfer and stock powers from escrow and to deliver the same to ROA and/or as ROA may direct, free and clear of any security interests, pledges and liens in favor of Agent and/or Lenders as provided for in Section 1 and 2 above.

4.

Release by Sold Subsidiaries. In consideration of Agent's and Lenders' agreements and conditional releases contained herein, each Sold Subsidiary hereby forever releases and discharges Agent, each Lender and each Issuing Bank, their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the "Released Parties") from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which such Sold Subsidiary ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to any of the Financing Documents or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

5.	Reaffirmation by Continuing Borrowers. Each Continuing Borrower hereby acknowledges and agrees that all of the terms, conditions and provisions of the Financing Documents are ratified and confirmed and continue unchanged and in full force and effect and that neither the execution of this letter agreement nor the effectiveness of any of the consents and/or the releases with respect to the Sold Subsidiaries or the Memorials Stock provided for herein shall in any way limit, diminish, modify or otherwise affect (i) any of the respective obligations, indebtedness and liabilities of each Continuing Borrower to Agent and Lenders under any of Financing Documents, (ii) the joint and several nature of the obligations, indebtedness and liabilities of the Continuing Borrowers under the Financing Documents, or (iii) the existence, validity, enforceability or perfection of any security interests, pledges or liens granted by such Continuing Borrowers to secure the Obligations under any of the Financing Documents (other than the security interest, pledges and liens in the Memorials Stock to the extent such security interest, pledges and liens are released in accordance with the provisions hereof), all of which such grants are hereby reaffirmed and confirmed and shall continue in full force and effect to secure all such Obligations. Continuing Borrowers specifically agree and acknowledge that the agreements and conditional releases of Agent and Lenders provided for herein shall not be deemed to create a "course of conduct"

or "course of dealing" that would be binding on the Agent or any Lender in the future, and that neither the Agent nor any Lender shall have any obligations in the future to give consent to any waivers of any provision of the Financing Documents, whether or not relating to matters similar to those addressed herein. Continuing Borrowers represent and warrant that, upon return to ROA of all Excluded Assets, no assets (including without limitation any raw materials, machinery or equipment, employment contracts, vendor or supplier contracts) used by ROA in its manufacturing business continue to be owned by or under the control of any Sold Subsidiary.

6.

Miscellaneous. WITHOUT LIMITING THE GENERALITY OF ANY PROVISIONS OF THE FINANCING AGREEMENT, ALL OF THE PROVISIONS OF THE FINANCING AGREEMENT PROVIDING FOR INDEMNITIES FROM BORROWERS TO AGENT AND LENDERS, OBLIGATIONS OF THE BORROWERS TO REIMBURSE AGENT AND LENDERS FOR EXPENSES, SELECTION OF GOVERNING LAW, WAIVERS (INCLUDING WAIVERS OF THE RIGHT TO JURY TRIAL) AND CONSENTS TO JURISDICTION AND PROCEDURES FOR SERVICE OF PROCESS ARE INCORPORATED HEREIN BY REFERENCE.

7.

Extensions of Deadline. Also upon execution hereof, Agent and Lenders agree to extend the deadline for satisfaction of the conditions precedent described in Section l(b), (c) and (d) of that certain letter dated as of October 24,2007 and executed by ROA and agreed to by Agent and Lenders, such deadline to be extended to February 29, 2008.

[Signature Pages Follow]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this letter to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                                                        Very Truly Yours,

                                                                        CIT GROUP / BUSINESS CREDIT, INC.

                                                                        As Agent and a Lender

                                                                        By: /s/_______________________

                                                                        Name:

                                                                        Title: Assistant Vice President

                                                                        CHITTENDEN TRUST COMPANY,

                                                                        as a Lender

                                                                        By: /s/_______________________

                                                                        Name:

                                                                        Title:

ACCEPTED AND AGREED:

ROCK OF AGES CORPORATION

CAROLINA QUARRIES, INC.

PENNSYLVANIA GRANITE CORP.

KEITH MONUMENT COMPANY LLC

ROCK OF AGES MEMORIALS, INC.

SIOUX FALLS MONUMENT CO.

By: /s/_______________________

Name: Kurt M. Swenson

Title: Chairman and CEO

[Signature Page to Consent Letter Re Sale of Retail Business/Stock of Memorials]